Exhibit 99.1

L. B. Foster Company to Acquire Portec Rail Products

Expands Capabilities in its Rail Products Business

PITTSBURGH, PA, - February 17, 2010 - L. B. Foster Company ("L. B. Foster", NASDAQ: FSTR) and Portec Rail Products, Inc. ("Portec", NASDAQ: PRPX) , both headquartered in Pittsburgh, PA, today jointly announced the signing of an Agreement and Plan of Merger ("Merger Agreement"), under which L. B. Foster will make, through its wholly owned acquisition subsidiary, a cash tender offer to acquire all of Portec's outstanding shares of common stock for $11.71 per share.

“The proposed acquisition will bring together two organizations with a rich history of successfully delivering products and services to the global rail industry,” said Stan Hasselbusch, L . B. Foster's President and Chief Executive Officer. “The addition of Portec will complement our existing array of products and furthers our strategic initiative of becoming a premier provider of products and services below the wheel for Class 1, transit, shortline and regional railroads and contractors in North America, as well as to governmental agencies and rail contractors globally.”

Richard J. Jarosinski, Portec's President and Chief Executive Officer, commented “Both companies have a strong reputation for quality and operational excellence in providing a wide range of products for the rail industry.  We couldn’t be more pleased than to be joining forces with the Foster team.”

This transaction is subject to the satisfaction of certain conditions, including Hart-Scott-Rodino antitrust clearance, at least 65% of Portec's outstanding shares being tendered and customary closing conditions, and is expected to close before the end of the second quarter 2010.

Conference Call for Financial Analysts, Press

L. B. Foster will host a conference call to discuss the transaction at 2:00 PM EST on February 18, 2010.  Dial-in information as well as a live broadcast will be available by accessing the Investor Relations page on L. B. Foster’s website at: http://www.lbfoster.com/.  The call will be hosted by Mr. Stan Hasselbusch, President and Chief Executive Officer.

About Portec Rail Products, Inc.

Established in 1906, Portec has served both domestic and international rail markets by manufacturing, supplying and distributing a broad range of rail products, rail anchors, rail spikes, railway friction management products and systems, rail joints, railway wayside data collection and data management systems and freight car securement systems. Portec also manufactures material handling equipment for industries outside the rail transportation sector through its United Kingdom operation. Portec operates through its four global business segments: Railway

Maintenance Products (Salient Systems), Shipping Systems, Portec Rail Nova Scotia Company in Canada (Kelsan friction management, rail anchor and spike products), and Portec Rail Products, Ltd. in the UK (material handling and Coronet Rail products).  Portec Rail Products is headquartered in Pittsburgh, PA.

About L. B. Foster Company

L. B. Foster is a leading manufacturer, fabricator and distributor of products and services for the rail, construction, energy, utility and recreation markets with approximately 30 locations throughout the United States.  The Company was founded in 1902 and is headquartered in Pittsburgh, PA.  Please visit our Website:  www.lbfoster.com.

Forward-Looking Statements

This press release contains “forward-looking statements”.  Such statements include, but are not limited to, statements about the anticipated timing of the closing of the transaction involving L. B. Foster and Portec and the expected benefits of the transaction, including potential synergies and cost savings, future financial and operating results, and the combined company’s plans and objectives.  In addition, statements made in this communication about anticipated financial results, future operational improvements and results or regulatory approvals are also forward-looking statements. These statements are based on current expectations of future events.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from L. B. Foster’s and Portec’s expectations.

Risks and uncertainties include the satisfaction of closing conditions for the acquisition, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act; the tender of sixty-five percent of the outstanding shares of common stock of Portec Rail Products, Inc., calculated on a fully diluted basis; the possibility that the transaction will not be completed, or if completed, not completed on a timely basis; the potential that market segment growth will not follow historical patterns; general industry conditions and competition; business and economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; and domestic and foreign governmental laws and regulations.  L. B. Foster can give no assurance that any of the transactions related to the tender offer will be completed or that the conditions to the tender offer and the merger will be satisfied.  A further list and description of additional business risks, uncertainties and other factors can be found in Portec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as other Portec SEC filings and in L. B. Foster's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as well as other L. B. Foster SEC filings.  Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.portecrail.com and www.lbfoster.com.  Many of the factors that will determine the outcome of the subject matter of this communication are beyond L. B. Foster’s or Portec’s ability to control or predict.  Neither L. B. Foster nor Portec undertakes to update any forward-looking statements as a result of new information or future events or developments.

Important Additional Information

The tender offer (the “Offer”) described in this press release for all of the outstanding shares of common stock of Portec has not yet commenced. At the time of commencement of the Offer, L. B. Foster and its wholly-owned subsidiary will file a Tender Offer Statement on Schedule TO (including an Offer to Purchase, Letter of Transmittal and related tender offer documents, the “Tender Offer Documents”) with the Securities and Exchange Commission (the “SEC”). This press release is for informational purposes only and does not constitute an offer to purchase shares of common stock of Portec, nor is it a substitute for the Tender Offer Documents.  Portec shareholders are strongly advised to read the Tender Offer Documents, the related Solicitation/Recommendation Statement on Schedule 14D-9 that will be filed by Portec with the SEC, and other relevant materials when they become available, because they will contain important information that should be read carefully before any decision is made with respect to the offer.

Portec shareholders can obtain copies of these materials (and all other related documents filed with the SEC), when available, at no charge on the SEC’s website at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of the Tender Offer Documents by mailing a request to:  Jeff Kondis, Manager, Corporate Marketing, L. B. Foster Company, 415 Holiday Drive, Pittsburgh, PA 15220, or by email to:  jkondis@lbfosterco.com, and free copies of the Solicitation/Recommendation Statement by mailing a request to:  John N. Pesarsick, Chief Financial Officer, Portec Rail Products, Inc., 900 Old Freeport Road, Pittsburgh, PA  15238, or by email to:  jpesarsick@portecrail.com.  Investors and Portec  shareholders may also read and copy any reports, statements and other information filed by L. B. Foster or Portec with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, DC  20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Contact information:  David Russo (412) 928-3450
drusso@lbfosterco.com